UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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LAKE AREA CORN PROCESSORS, LLC
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Lake Area Corn Processors, LLC

46269 SD Hwy. 34, P.O. Box 100

Wentworth, South Dakota 57075

NOTICE OF 2005 ANNUAL MEETING OF MEMBERS

TO BE HELD ON

JUNE 10, 2005

Members of Lake Area Corn Processors, LLC:

Notice is hereby given that the 2005 Annual Meeting of Members of Lake Area Corn Processors, LLC will be held at the Dakota Prairie Playhouse, 820 North Washington, Madison, South Dakota 57042, and will commence on June 10, 2005, with a 12:00 noon lunch, followed by the Annual Meeting at 1 p.m., local time, for the following purposes:

1.             To elect three individuals to the Board of Managers.

2.             To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.  If you have any questions regarding the information in the Information Statement, please call us at (605) 483-2676.

Our Board of Managers is not aware of any other business to come before the Annual Meeting.  Only Members of record at the close of business on May 1, 2005 will be entitled to notice of the Annual Meeting and to vote on items of business before or at the Annual Meeting.

All Members are cordially invited and encouraged to attend the Annual Meeting in person. To vote your capital units relating to the election of three individuals to the Board of Managers, you must vote and return your ballot prior to the commencement of the Annual Meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Gregory Van Zanten
Chairman of the Board of Managers

Wentworth, South Dakota
May 2, 2005

EACH MEMBER IS STRONGLY ENCOURAGED TO ATTEND THE

ANNUAL MEETING.

INFORMATION STATEMENT

2005 ANNUAL MEETING OF MEMBERS

JUNE 10, 2005

VOTING INFORMATION

You may only vote your capital units for the election of the three individuals to the Board of Managers by returning your ballot to us, either by mail or personal delivery, prior to the commencement of the Annual Meeting of Members of Lake Area Corn Processors, LLC (also referred to as the “Company,” “we,” “our,” or “us”), to be held on June 10, 2005, and at any adjournment thereof. All other matters to be voted on, if any, will require your attendance at the Annual Meeting.  The meeting will be held at the Dakota Prairie Playhouse, 820 North Washington, Madison, South Dakota, 57042, and will begin at 1 p.m., local time.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 1, 2005 are entitled to vote and attend the Annual Meeting.  As of that date, we had a total of 29,620,000 Capital Units issued and outstanding. Each Class A Member may cast only one vote on each matter coming to a vote of the Class A Members, regardless of the number of Class A Capital Units owned by such Member.

A detailed explanation of your voting rights and the procedures for voting can be found under “Election of Board of Managers” below.

This Information Statement is being mailed to our Members on or about May 2, 2005.  Our 2004 Annual Report on Form 10-K is also being mailed to Members with this Information Statement.

Ten percent of our Class A Members, represented by person or by mail-in ballot, must be present at the Annual Meeting to have a quorum of Members at the Annual Meeting.

All votes will be tabulated by the inspector of elections, who will be appointed by the Board of Managers (the “Board”), and will separately tabulate votes cast for the nominees for managers.  A Class A ballot is attached to this Information Statement for your review and submission.

Attendance and Voting at the Annual Meeting

If you own Capital Units as of May 1, 2005, you may attend the Annual Meeting. However, to vote your Capital Units for the election of the three individuals to the Board, you must return your ballot to us prior to the start of the Annual Meeting on June 10, 2005 (1:00 p.m.), by either returning your ballot through the mail, personally delivering your ballot to our office, or delivering your ballot on the date of your arrival at the Annual Meeting. We encourage you to cast your vote and return your ballot by regular mail in the self-addressed, return envelope which has been provided for your convenience. If you choose to submit your ballot by mail, you may revoke your ballot prior to the start of the Annual Meeting, provided, however, we receive a revocation notice in writing by no later than 9:00 a.m. on June 10, 2005.

Solicitation

Lake Area Corn Processors, LLC is making this solicitation.  The entire cost of such solicitation will be borne by us.  Such cost includes professional fees and the cost of supplying to our Members copies of this Information Statement and our 2004 Annual Report on Form 10-K.

YOUR VOTE IS IMPORTANT.  PLEASE RETURN YOUR BALLOT VIA REGULAR MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE OR DELIVER YOUR BALLOT PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING.  YOU MAY DELIVER YOUR BALLOT UPON YOUR ARRIVAL TO THE ANNUAL MEETING.

If you have any questions regarding the information in this Information Statement or the ballot, please call Alan May, our membership coordinator, at (605) 483-2676.

May 2, 2005.

ELECTION OF BOARD OF MANAGERS

The principal matter for the 2005 Annual Meeting of Lake Area Corn Processors, LLC is the election of three managers to the Board following the expiration of the term of office of three incumbent managers of the Board. The three managers will be elected by our Class A Members voting as a separate class. The following persons have been nominated for the 2005 election by the Nomination Committee to fill the three open seats:

Name	Term
Todd Brown	Three Year Term-2008
Dale Thompson	Three Year Term-2008
Brian Woldt	Three Year Term-2008

Detailed information on each nominee is provided in the “Information About Nominees” section below.

Class A Voting Instructions and Procedures

Each Class A Member is entitled to cast one vote for each matter to be voted on at the 2005 Annual Meeting, regardless of the number of Class A Units he or she owns. For purposes of the 2005 Annual Meeting, because we will be electing three managers, there are three matters to be voted upon by the Members. This means that you may cast three votes, with no nominee receiving more than one vote each. For example, you may cast one vote for one nominee, cast a second vote for a second nominee, and cast a third vote for a third nominee.

INFORMATION ABOUT NOMINEES

Our Members will elect three managers to the Board, each to serve three-year terms. The following contains certain information with respect to the three persons nominated to the Board for the 2005 Annual Meeting and election:

Name, Address and Principal Occupation	Age	Board Member Since	Background

Todd M. Brown 47139 246th Street Dell Rapids, South Dakota 57022 Farmer	39	1999

Todd Brown has been farming on his family farm since 1983. Todd is a former member of the Cattlemen’s Association and the National Corn Growers Association. Todd graduated from Dell Rapids St. Mary’s High School in 1983.

Dale L. Thompson 44762 241st Street Winfred, South Dakota 57076 Farmer	57	1999

Dale Thompson has farmed in Lake County, South Dakota since 1969. Dale is a member of Churney Lutheran Church and South Dakota Corn Growers Association. He is also a director of the KingBrook Rural Water board. He graduated from South Dakota State University, Brookings, South Dakota in 1969 with a Bachelor of Science Degree in Ag Economics.

Brian D. Woldt 46242 230th Street Wentworth, South Dakota 57075 Farmer	40	1999

Brian Woldt has been farming near Wentworth, South Dakota since 1994. He was formerly employed for twelve years with Electronic Data System (EDS) and Pro Systems Corporations in Dallas, Texas, holding various technical and financial positions. He graduated from Wentworth High School in 1982 and attended National College of Business in Sioux Falls, South Dakota.

INFORMATION ABOUT CURRENT BOARD OF MANAGERS

The table below describes important information about the incumbent managers to the Board whose term of office will continue after the 2005 Annual Meeting.

Name, Address and Principal Occupation	Age	Term Expiring	Background
Ronald C. Alverson 24212 459th Avenue, Chester, South Dakota 57016 Farmer	51	2006

Ronald Alverson has been farming near Chester, South Dakota since 1974. Ron is a charter member and president of the South Dakota Corn Growers Association and is a former director of the National Corn Growers Association. Ron graduated from Chester High School in 1970, and from South Dakota State University, Brookings, South Dakota in 1974 with a Bachelor of Science Degree in Agronomy.

Dale Schut 47209 242nd Street Chester, South Dakota 57016 Farmer	48	2007

Dale Schut has been farming since 1979. Following graduation from Chester High School in 1974, he also worked at Gehl, Inc. until 1997. He is owner of Schut Farms, a regional bulk commodities trucking company. He also is a member of the South Dakota Soybean Processors, LLC, South Dakota Corn Growers Association, South Dakota Soybean Association and St. Jacob’s Lutheran Church of rural Colton, South Dakota.

Douglas L. Van Duyn 46316 250th Street Colton, South Dakota 57018 Farmer	50	2007

Doug Van Duyn has been farming near Colton, South Dakota since 1971. His farm consists of a corn and alfalfa rotation, feedlot enterprise and cow herd. Doug is a voting member of the South Dakota Feeder Council and is a member South Dakota Cattlemen’s Association Environmental Issues Working (SDCA) Working Group. He is also a member of the Natural Resources Conservation Services State Technical Committee and is a director of the South Dakota Livestock Foundation. He is chairman of the SDCA’s Live Cattle Marketing Committee, serving for seven years. He is a former supervisor of the Taopi Township, as well as a former director of the Minnehaha County Cattlemen’s Association and Colton Farmers Elevator.

Gregory Van Zanten 46000 244th Street Colton, South Dakota 57018 Farmer	51	2006

Greg graduated from Chester High School and attended South Dakota State University before starting his farming career in 1973. He presently operates a 2,000 acre corn and soybean farm, in addition to a 6,000 head per year custom hog feeding enterprise. He is a former four-time NCGA State Corn Yield Contest winner (1987-89, 1991), and was named a South Dakota Master Pork Producer in 1998. He is a former member of the South Dakota Corn Utilization Council, serving from 1989-1991. He also served on the Governor’s task force with the South Dakota Pork Producers Council in establishing custom hog feeding guidelines for South Dakota. He is a former member of the Chester Area School board. He attends Christian Reformed Church in Colton, where he has served on the church council and several committees.

Meetings of the Board of Managers

The Board held 11 regularly scheduled meetings during the fiscal year ended December 31, 2004.  Each manager of the Board, except for Todd Brown, Dale Schut, and Gregory Van Zanten attended at least 75% of the meetings of the Board during the year ended December 31, 2004. Moreover, each manager of the Board, with the exception of Todd Brown, Dale Schut, and Gregory Van Zanten, attended 75% of the committee meetings during the year ended December 31, 2004.

Audit Committee

The Audit Committee operates under a charter adopted by the Board, a copy of which is attached to this Information Statement as Appendix I. Our Audit Committee reviews the services provided by our independent auditor, consults with our independent auditor and reviews the need for internal auditing procedures and the adequacy of internal controls.  Under the charter, the Audit Committee must have three members, each of whom satisfy the independence requirements of the SEC and the NASD, with one exception.  Under the exception, a member is not precluded from serving on the Audit Committee as a result of a payment received from the Company for the sale and delivery of corn to the Company.  All of the current managers of the Board comprise the Audit Committee. None of the Audit Committee members, however, satisfy the entire definition of independent as set forth by the rules of the SEC and NASD because of the payment they receive from the Company for the sale and delivery of corn to the Company.

In addition, none of the current members of the Audit Committee is an “audit committee financial expert,” as defined by the SEC. The Audit Committee does not have a financial expert primarily because the Company is an agricultural and rural-based company. The overwhelming majority of the Company’s 974 Members are farmers who reside in South Dakota, Minnesota, North Dakota or Iowa, including the seven managers on our Board.  Further, the rural location and agricultural-based business of the Company make it difficult to find individuals who have the necessary background and experience to meet all of the qualifications of a financial expert. Nevertheless, we believe the collective experience and backgrounds of the Audit Committee members enable them to provide the necessary oversight and safeguards to the Company. In addition, Broin Management, LLC, the manager of the ethanol plant, provides the Company with certain oversight and expertise in accounting, financial and other related matters on which the Company’s Audit Committee relies to assist it in carrying out its duties and responsibilities.

Audit Committee Report

The following Audit Committee Report was delivered to our Board by the Audit Committee on February 17, 2005.  The Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee oversees our accounting and financial reporting process and assists the Board in fulfilling its oversight responsibilities.  Our management has the primary responsibility for the financial statements and the reporting process.  Our independent auditor is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2004.  The Audit Committee has discussed with our independent auditor, Eide Bailly LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with Eide Bailly its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Audit Fees.  Eide Bailly LLP has billed us a total amount of $71,563 and $67,479 in December 31, 2004 and December 31, 2003, respectively, for professional services rendered for the audit of the Company’s annual financial statements, and the reviews of the financial statements included in the Company’s Form 10-Q or Form 10-QSB for the 2004 and 2003 fiscal years.

Audit-Related Fees.  Eide Bailly LLP did not perform any audit-related services as of December 31, 2004 and December 31, 2003.

Tax Fees.  Eide Bailly LLP has billed us a total amount of $8,940 and $9,736 for professional tax services rendered as of December 31, 2004 and December 31, 2003, respectively. The tax services included preparation of federal tax returns and consultation regarding federal tax laws.

All Other Fees.  Eide Bailly, LLP has billed us a total of $1,600 and $3,350 for all other services rendered as of December 31, 2004 and December 31, 2003. The services included compliance reporting to lending institutions and registration fees for educational conferences.

Audit Committee
Ron Alverson
Todd Brown
Dale Schut
Dale Thompson
Douglas Van Duyn
Gregory Van Zanten
Brian Woldt

Audit Committee Pre-Approval Policy

Before our independent auditor, Eide Bailly LLP, can complete any audit or non-audit related service, the definitions of which can be found in our Audit Committee Charter, attached in Appendix I, the Audit Committee is required to pre-approve the necessary service. Each service of Eide Bailly is required to be pre-approved in writing indicating the service to be performed and the costs related to such service.  The Audit Committee is prohibited from approving any service if it determines that the independence of Eide Bailly may be impaired in connection with its audit service function. Eide Bailly is also prohibited from performing certain non-audit services as defined under the Audit Committee Charter.

Nomination Committee

The Nomination Committee oversees the identification, evaluation and recommendation of individuals qualified to be managers of the Board. The major responsibilities of the Nomination Committee are:

•      Develop a nomination process for candidates for the Board;

•      Establish criteria and qualifications for membership on the Board;

•      Identify candidates to fill positions on the Board;

•      Fill vacancies on the Board;

•      Recommend to the Board candidates for election or reelection.

The Nomination Committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.dakotaethanol.com.  The Nomination Committee is currently comprised of four Members of the Company who do not currently serve on the Board. The four Members are Randy Hansen, Loren Olson, Dave Wolles and Charles Zwart, each of whom does not satisfy all of the requirements to be deemed independent under NASD Rule 4200(a)(15).

Nomination Process

The Nomination Committee generally identifies potential candidates to the Board using two methods. First, the Nomination Committee solicits Class A Members annually to submit nominations of persons to the Nomination Committee for consideration of being elected to the Board.  Second, the Nomination Committee attempts to solicit individuals whom it believes would make good candidates to the Board in light of specific qualities, skills or needs of the Board.

Before the Nomination Committee approves and recommends any person for nomination, the person must meet certain minimum qualifications. The person must have no criminal record or disciplinary history pertaining to certain specified acts or events; the person must be “independent” as defined by the SEC and NASD, except that a person is not prohibited from serving if he or she receives payment from the Company for the delivery and sale of corn to the Company; the person must satisfactorily complete a nomination application that requests certain personal background information, including employment history, educational background and community or organization involvement; and the person must possesses certain general qualities including superb ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work well with others.

In preparation of the 2005 Annual Meeting, the Nomination Committee actively solicited all Members to submit nominations to the Board. On or around December 20, 2004, the Nomination Committee notified all Members of the opportunity to submit nominations to the Board for the 2005 Annual Meeting and election. Members were required to return a nomination application to the Nomination Committee no later than March 1, 2005. In response to this notice, the Nomination Committee received a total of three nominations from the Members, all of whom were incumbents of the Board.

The Nomination Committee approved and recommended to the Board that the three nominees submitted by the Members be included on the ballot for the 2005 Annual Meeting and election. Detailed information about each nominee is provided above in the “Information About Nominees” section.

Compensation Committee

We do not have a standing compensation committee.

EXECUTIVE OFFICERS AND MANAGEMENT

Executive Officers of Lake Area Corn Processors, LLC

Our executive officers are as set forth below.  These individuals are also members of our Board and additional information about them can be found above under “Information About Current Board of Managers.”

Name

Age

Position

Douglas Van Duyn	50	Chief Executive Officer
Brian Woldt	39	Chief Financial Officer
Gregory Van Zanten	51	President
Dale Thompson	57	Vice President
Dale Schut	48	Secretary

Board of Managers of Dakota Ethanol, LLC

Lake Area Corn Processors, LLC owns an 88% interest in Dakota Ethanol, LLC, a company that owns and operates a 40 million gallon ethanol plant in Wentworth, South Dakota which produces ethanol and or distiller’s grains.  Five individuals, all of whom are family members and affiliated with Broin and Associates, Inc. of Sioux Falls, South Dakota, the design/builder of Dakota Ethanol’s plant, own the remaining 12% interest in Dakota Ethanol.

Dakota Ethanol’s board of managers consists of seven individuals representing Dakota Ethanol’s members. Dakota Ethanol’s members consist of five individual Broin family members and the Company.  The Broin family members elect two members to Dakota Ethanol’s board of managers and the Company elects five members to the board of managers.  The Company selected Ronald Alverson, Todd Brown, Dale Thompson, Brian Woldt, and Douglas Van Duyn, each of whose biographical information is provided above, to represent us on Dakota Ethanol’s board of managers.

The Broin family members appointed Jeffrey Broin and Larry Ward as their representatives on Dakota Ethanol’s board of managers. Jeff Broin, age 39, has been integrally involved in Dakota Ethanol from its early planning stages.  Jeff is currently the chief executive officer of the Broin Companies, consisting of Broin and Associates, Inc., Broin Management, LLC and Broin Enterprises, Inc.  Jeff has been instrumental in the construction and management of ethanol plants in the Midwest and ethanol and co-product marketing since 1987.  Jeff also has been instrumental in creating and developing a “turnkey” concept for the development, design, construction, engineering, management and marketing of 19 ethanol plants in the United States. Jeff serves as a director of the Renewable Fuels Association and the American Coalition for Ethanol, and is an associate member of the South Dakota Corn Growers Association.  Jeff serves on the boards of several ethanol plants operated and managed by the Broin Companies. Jeff graduated from the University of Wisconsin, Madison, Wisconsin in 1987 has a Bachelor of Science degree in Agricultural Business.

Larry Ward, age 48, is currently the Director of Project Development for the Broin Companies and has been involved in the ethanol industry in various management positions since 1997.  In his current position, Larry performs a variety of roles related to ethanol project formation and financing.  He is currently a member or an advisor to the boards of 17 ethanol plants that are either currently operating or being developed.  He is a former director of the Renewable Fuels Association.  Larry graduated from Mankato State University, Mankato, Minnesota in 1980 with a Bachelor of Science Degree in Business Administration, and from the University of South Dakota, Vermillion, South Dakota in 1990 with a Masters Degree in Business Administration.

Executive Officers of Dakota Ethanol, LLC

The Executive Officers of Dakota Ethanol are Douglas Van Duyn, Chairman; Larry Ward, Vice-Chairman; Brian Woldt, Secretary; and Todd Brown, Treasurer.  Detailed information about all Executive Officers of Dakota Ethanol, except Jeff Broin, can be found above under “Information About Current Board of Managers” or “Information About Nominees.”  Detailed information about Jeff Broin can be found under “Board of Managers of Dakota Ethanol, LLC” above.

Although Dakota Ethanol’s board of managers has the authority to manage and oversee the business and affairs of Dakota Ethanol, Broin Management, LLC, is responsible for the day-to-day management decisions relating to the operation of the ethanol plant pursuant to a Management Agreement.

Management and Key Employees

Dakota Ethanol’s management and key employee is set forth below.

Name

Age

Position

Dean Frederickson	48	General Manager

Dakota Ethanol’s day-to-day affairs are managed by Dean Frederickson, Dakota Ethanol’s plant general manager.  Dean is employed by Broin Management, LLC, which manages the operation of the ethanol plant.  Dean Frederickson graduated in 1977 from WAVTI in Willmar, Minnesota with an electronics engineering technician degree.  From 1977 to 1987, Dean worked for Cargill, Inc. in Houston, Texas, as an electronics system technician/supervisor for Cargill’s Houston Export Terminal and as a maintenance supervisor from 1987 to 1995.  From 1995 to 1998, he served as general manager at Cargill’s Cincinnati River Road Terminal. From 1998 to 2001, he was general manager of Cargill’s Ohio Valley Farm Service Group in Cincinnati, Ohio.  In 2001, Broin Management hired Dean to be the general manager of Dakota Ethanol.  Dean is also a director of Dakota Gold Research Association and is a board alternate to the South Dakota Ethanol Producers Association.

Relationships Between Board Members, Executive Officers and Key Employees

No family relationships exist between any of the managers of the Board, officers or key employees of Lake Area Corn Processors or Dakota Ethanol; however, Jeff Broin serves on the board of managers at Dakota Ethanol and is an owner of Broin Management, LLC, Broin Enterprises, Inc., and Broin and Associates,

Inc.  Larry Ward serves on the board of managers of Dakota Ethanol and is an employee of Broin and Associates and Broin Management.

COMPENSATION OF MANAGERS AND EXECUTIVE OFFICER

Board of Managers

Managers of our Board are reimbursed for mileage and actual expenses of attending Board and committee meetings and are provided a per diem fee for services performed on our behalf in the amount of $100 for each regular Board meeting, plus a monthly communications allowance of $25.  In addition, all committee members receive a per diem fee of $50 for each meeting attended..  The managers of our Board also receive the same membership benefits as other Members receive in proportion to their membership interests in the Company.

Members of Dakota Ethanol’s board of managers receive a $100 per diem fee for attending each meeting of Dakota Ethanol’s board of managers.

Executive Officers

Doug Van Duyn has served as our chief executive officer since March 21, 2003. Doug replaced Greg Van Zanten who served as the chief executive officer of the Company and the principal executive officer of the Company’s predecessor before reorganization, Lake Area Corn Processors Cooperative, from March 28, 2002 to March 21, 2003. Greg replaced Ronald Alverson, who had served since 1999 as the principal executive officer and as president of Lake Area Corn Processors Cooperative.  Doug Van Duyn does not receive a salary or bonus for his services as chief executive officer.  Doug has not received any options or other long-term incentive awards and does not receive any health-care, retirement or other benefits, except that he is reimbursed for his out-of-pocket costs and expenses incurred in connection with his position.

The following table sets forth all the compensation paid by us to our chief executive office or principal executive officer during the years ended December 31, 2004, 2003 and 2002.

	Annual Compensation					Long-Term Compensation
							Awards	Payouts
Name and Principal Position	Year ended Dec. 31		Salary ($)	Bonus ($)	Other Annual Compensation	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation ($)
Douglas Van Duyn	2004	(1)	—	—	—	—	—	—	1,750*
Chief Executive Officer	2003	(1)	—	—	—	—	—	—	1,270*

Gregory Van Zanten	2003	(1)	—	—	—	—	—	—	440*
Chief Executive Officer	2002	(1)	—	—	—	—	—	—	1660*
& Principal Executive Officer

Ronald Alverson	2002	(1)							750*
Principal Executive Officer

(1) Doug Van Duyn replaced Greg Van Zanten as chief executive officer on March 21, 2003.  Greg Van Zanten served as chief executive officer of the Company and principal executive officer of the Company’s predecessor Lake Area Corn Processors Cooperative, from March 28, 2002 to March 21, 2003, replacing Ron Alverson, who had served as the principal executive officer and president of Lake Area Corn Processors Cooperative from 1999 to March 28, 2002.  Greg Van Zanten continues to serve as chairman of the Company’s Board.

* Consists of fees and expense reimbursement paid to Messrs. Van Duyn, Van Zanten and Alverson for serving on the Board.

None of our officers or employees or Dakota Ethanol’s officers or employees received total compensation exceeding $100,000 during the year ended December 31, 2004.  Dean Frederickson, Dakota Ethanol’s plant general manager, is an employee of Broin Management, LLC, with which Dakota Ethanol contracts to operate the plant.

We have not issued either directly or as part of a long-term incentive plan, any options or stock appreciation rights to any executive officer or manager on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, MANAGEMENT AND NOMINEES

The following table sets forth the current beneficial ownership of our capital units, both in terms of equity and voting interests, by managers of the Board, executive officers, nominees to the Board and any beneficial owner of more than 5% of any class of our capital units.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent Of Class
Class A	Ronald Alverson, Manager (2)	368,250	1.2%	*
Class A	Todd Brown, Manager (3)	180,000	*	*
Class A	Dale Schut, Manager	100,000	*	*
Class A	Dale Thompson, Manager (3)	265,000	*	*
Class A	Douglas Van Duyn, Manager	115,265	*	*
Class A	Gregory Van Zanten, Manager	70,000	*	*
Class A	Brian Woldt, Manager (3)	360,000	1.2%	*
Class A	Managers and executive officers, as a group	1,458,515	4.9%	*

*              Equals less than 1% beneficial ownership of the class.

(1)   Addresses for each of the individual managers listed above is set forth under “Information About Nominees” or “Information About Current Board of Managers” above.

(2)  Represents 338,250 capital units owned of record by R.S. Corporation, of which Ronald Alverson is the owner, and 30,000 capital units owned of record by Ronald Alverson’s daughter.

(3)  A Nominee to the Board for the 2005 Annual Meeting and election.

No person, including any “group,” is known to be the beneficial owner of more than 5% of our capital units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the individual managers of our Board or executive officers, nor the individual managers of the board or executive officers of Dakota Ethanol, have entered into, or anticipate entering into, any contractual or other transactions between themselves, Dakota Ethanol or us, except for corn delivery agreements and forms identical to those provided to other Members, and except as described below for Jeff Broin.  As described above under “Executive Compensation,” Lake Area Corn Processors’ and Dakota Ethanol’s board of managers receive per diem fees and reimbursement of expenses for their services.

Jeff Broin and Larry Ward are members of the board of managers of Dakota Ethanol and are also affiliates of each of the Broin entities that are an integral part of Dakota Ethanol’s business.  Dakota Ethanol contracted with the Broin related-entities to assist in virtually all aspects of the ethanol plant, including site selection, permitting and zoning, construction, plant management and operation, and the marketing and sale of ethanol and distiller’s grains.  Broin and Associates, Inc. is a Sioux Falls, South Dakota based engineering and construction management firm specializing in the design, engineering, construction, and plant start-up of new ethanol production facilities in the Midwest.  Broin and Associates is principally owned and controlled by Robert, Jeff, Todd and Lowell Broin, and Jeff Broin is the chief executive officer.  Jeff Broin currently serves on Dakota Ethanol’s board of managers and several other ethanol facilities managed by Broin Management. Broin and Associates designed and built the Dakota Ethanol plant.

Dakota Ethanol, LLC has an agreement with Broin and Associates, Inc., for the design and construction of certain process equipment and environmental control equipment.  The total value of the project is approximately $740,000.  The project began in November, 2004 and will be completed in 2005.

Dakota Ethanol, LLC has an agreement with Broin and Associates, Inc. for the purchase and use of certain software and data management services.  Dakota Ethanol pays Broin and Associates an annual fee of $20,800 for the management of these services.  The annual fee is adjusted annually based on the changes in the Consumer Price Index.  The term of this agreement expires on December 15, 2006, and is automatically renewed for successive two-year terms unless terminated 60 days prior to expiration.  Dakota Ethanol, LLC also has an agreement with Broin and Associates for information technology and systems’ management.  Dakota Ethanol pays Broin and Associates an annual fee of $20,000 for the management of these services. The term of this agreement expires on September 15, 2005, and is automatically renewed for successive two-year terms unless terminated 60 days prior to expiration.

Dakota Ethanol has a Management Agreement with Broin Management, LLC, a Broin affiliate and principally owned and controlled by Jeff Broin, Todd Broin and Rob Broin, pursuant to which Broin Management manages the day-to-day operations of the ethanol plant.  Dakota Ethanol pays Broin Management a fixed annual fee of $250,000, adjusted annually for inflation.  Dakota Ethanol also pays Broin Management an incentive bonus of 5% of its trimester income.  Trimester bonus is calculated annually based upon audited net profits.  Dakota Ethanol pays certain expenses incurred with respect to operation of the plant, while other expenses, including but not limited to, the provision of a full time plant general manager and technical manager are included as part of Broin Management’s fees.  Dean Fredrickson, an employee of Broin Management, serves as the plant general manager.  The management agreement is in effect until January 1, 2006 and automatically renews for additional five-year terms unless either party provides a 90- day advance notice termination prior to the end of the term.  Dakota Ethanol may only terminate management “for cause” which is defined in the agreement as a legal or unethical conduct.  Dakota Ethanol and Broin Management are currently negotiating a new management agreement but there are no assurances that one will result.

Dakota Ethanol also has a Corn Price Risk Management with Broin Management, LLC.  This agreement provides hedging and risk management services for corn and natural gas.  The agreement has a term of one year, but automatically renews for successive one-year terms unless 30 day prior written notice is given by either party.  Dakota Ethanol pays Broin Management an annual fee of $50,000 for these services, subject to the modification in the event of plant expansion or increase in corn usage.

Dakota Ethanol has an Ethanol Marketing and Servicing Agreement with Ethanol Products, LLC, another Broin affiliate and principally owned and controlled by Broin Enterprises, Inc., to market the ethanol produced at the plant.  Dakota Ethanol pays Ethanol Products a marketing fee of  $0.004 of ethanol sold and an administrative fee of $0.0025 per gallon of ethanol sold.  The contract with Ethanol Products is in effect until 2006 and is renewed automatically for five-year terms, unless either party provides a 90-day advance notice of termination prior to the end of the term. Dakota Ethanol also owns a minority ownership interest in Ethanol Products.

Dakota Ethanol has a Distiller’s Grains Marketing Agreement with Broin Enterprises, Inc. d/b/a Dakota Gold Marketing, a Broin affiliate and principally owned and controlled by Jeff Broin, Todd Broin and Rob Broin, to market all of the distiller’s grains.  Dakota Ethanol pays Dakota Gold Marketing fee of 3% of the gross monthly sales of distiller’s grains with a minimum annual fee of $200,000 per year.  The agreement is in effect until 2006 and it automatically renews for five-year terms, unless discontinued by either party upon at least three months prior notice.

Under the four agreements with Broin Management, Ethanol Products and Broin Enterprises, Dakota Ethanol paid these entities an aggregate of $1,594,960 and $1,403,172 for the years ended December 31, 2004 and 2003, respectfully.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and managers of our Board of Managers, and persons who directly or indirectly own more than ten percent of a class of our Class A capital units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our executive officers and managers of the Board, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2004.

ANNUAL REPORT

Our annual report on Form 10-K for the fiscal year ended December 31, 2004 including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of the proxy soliciting material.

AUDIT MATTERS

A representative of the firm of Eide Bailly LLP is expected to be present at the Annual Meeting.  Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from Members.

MEMBERS’ PROPOSALS

Any Member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2006 Annual Meeting of Members must be received by the Company no later than December 28, 2005.  The proposal must be in accordance with the provisions of Rule l4a-8 promulgated by the SEC under the Exchange Act.  It is suggested that the proposal be submitted by certified mail – return receipt requested.  Members who intend to present a proposal at the 2006 Annual Meeting of Members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal in writing within 30 days of the 2006 Annual Meeting.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

CODE OF ETHICS

All of the managers of the Company’s Board of managers, officers, and employees, are required to comply with the Company’s Code of Ethics adopted by the Board in 2003.  A copy of the Code of Ethics can be obtained without charge by writing to the company at the following address:

Membership Coordinator

Lake Area Corn Processors

46269 SD Hwy 34

P.O. Box 100

Wentworth, South Dakota  57075

Amendment to modifications to, and waivers of, the Code of Ethics, will be promptly disclosed to the company, to the extent required under the Exchange Act on a current report on Form 8-K.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies to satisfy delivery for information statements with respect to two or more member sharing the same address by delivering a single information addressed to those members.  This process, which is commonly referred to as “Householding” potentially provides extra convenience for shareholders and costs savings for companies.  We household information materials, delivering a single information statement sharing an address unless contrary instructions have been received from the affected members.  If you have received notice from us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify us by sending a written request to:

Membership Coordinator

Lake Area Corn Processors, LLC

46269 SD Hwy 34

P.O. Box 100

Wentworth, South Dakota 57075

OTHER MATTERS

The Board knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Gregory Van Zanten
Chairman of the Board of Managers

May 2, 2005

FORM OF CLASS A MEMBER—BALLOT

LAKE AREA CORN PROCESSORS, LLC

2005 ANNUAL MEETING

BOARD OF MANAGERS’ ELECTION

-By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of Class A Capital Units of Lake Area Corn Processors, LLC, and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below.

Please place an X or  in the box next to the nominee for which you wish to vote. You may vote for three nominees.

☐            Todd Brown

☐            Dale Thompson

☐            Brian Woldt

Date:
Signature

Print Name

Appendix I

Effective: April 1, 2004

AUDIT COMMITTEE CHARTER
of
LAKE AREA CORN PROCESSORS, LLC
(the “Company”)

1.                                       Members.

The Company’s Board of Managers (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of “independent” managers of the Board (the “Audit Committee”), with one exception.  A member’s sale of corn to the Company and the sale proceeds received from the Company in connection with these sales, while it may preclude a member from being deemed “independent,” as defined below, it shall not disqualify a member from serving on the Audit Committee.  The Audit Committee shall also designate one member as chairperson.

2.                                       Independence.

For purposes hereof, “independent” shall be defined according to Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the National Association of Securities Dealers (“NASD”) Rule 4200(a)(14)(15), as amended, and as set forth in Appendix A.  For purposes hereof, the terms “manager” and “director” shall be synonymous.

3.                                       Financial Literacy.

Each member of the Audit Committee must be financially literate. For purposes of this requirement, ‘financial literacy’ means each member of the Audit Committee (i) shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, or (ii) shall become able to do so within a reasonable period of time after his or her appointment to the Audit Committee.

4.                                       Purposes, Duties, and Responsibilities.

The Audit Committee represents and advises the Board in performing some of its oversight responsibilities.  The Audit Committee shall represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company.  At its discretion, the Audit Committee may also conduct inquiries concerning the general risk profile of the Company and the Company’s efforts at identifying and controlling key risks (“risk management”) which may affect the quality of financial reporting and/or the vitality of the Company.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  This is the responsibility of management and the Independent Auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations.

In carrying out its duties and responsibilities, the Audit Committee’s policies and procedures should remain flexible, so that it may be in a position to best address or respond to changing circumstances or conditions.  While there is no “blueprint” to be followed by the Audit Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

(i)            To recommend to the Board, and to evaluate, the firm of independent certified public accountants to be appointed as outside auditor of the Company, which firm shall be ultimately accountable to the Board through the Audit Committee (the “Independent Auditor”).

(ii)           To review and discuss with the Independent Auditor its audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the Independent Auditor with respect to interim periods.

(iii)          To review and discuss with the Independent Auditor of the Company any relationships between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the auditor and, based on such review, assess the independence of the auditor.

(iv)          To review and discuss with management and the Independent Auditor the financial statements of the Company, including an analysis of the Independent Auditor’s judgment as to the quality of the Company’s accounting principles.

(v)           To resolve any disagreements between the Independent Auditor and the Company’s management regarding financial reporting.

(vi)          To recommend to the Board, based on the review and discussions described in paragraphs (ii) through (v) above, the financial statements that should be included in the Annual Report on Form 10-KSB or Form 10-K.

(vii)         To review with management and the Independent Auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the Independent Auditors’ reviews of the quarterly financial statements.

(viii)        To review and discuss with management and the Independent Auditor:  (a) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (b) any transactions or courses of dealing with parties related to the Company which transactions or arrangements (i) are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, (ii) and are relevant to an understanding of the Company’s financial statements.

(ix)           To review and discuss with management and the Independent Auditor the adequacy of the Company’s internal controls.

(x)            To review and discuss with management and the Independent Auditor, the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial statements.

(xi)           To review with management and the Independent Auditor the Company’s financial risk exposures and the steps management has taken to monitor and control such exposures.

(xii)          To establish policies and procedures for the engagement of the Independent Auditor for any auditing or any non-auditing service, as set forth in Appendix B, and consider whether the Independent Auditor’s performance of non-audit service is compatible with the Independent Auditor’s independence.

(xiii)         To review material pending legal proceedings involving the Company and contingent liabilities of the Company.

(xiv)        To periodically evaluate the performance of individual Audit Committee members and the Audit Committee chairperson, as well as the performance of the Audit Committee as a whole.

(xv)         To pursue continuing education at the expense of the Company to achieve and improve “financial literacy” and greater understanding of other business matters relevant to the Audit Committee’s purpose.

(xvi )       To establish procedure for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounts, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

(xvii)       To review the appropriateness and usefulness of the Audit Committee Charter.

5.                                       Meetings.

The Audit Committee shall meet as often as may be deemed necessary or appropriate in its judgment, generally four times each year, either in person or telephonically.  The majority of the members of the Audit Committee shall constitute a quorum.  The Audit Committee may create subcommittees which shall report to the Audit Committee.

The Audit Committee shall meet in executive session with the Independent Auditors at least annually.  The Audit Committee shall report to the full Board with respect to its meetings.

6.                                       Outside Advisors.

The Audit Committee shall have the authority to retain independent counsel, experts, and other advisors as it determines appropriate to assist in the full performance of its duties.

7.                                       Investigations.

The Audit Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

APPENDIX A

1.                                       Section 10A(m)(3) of the Securities Exchange Act of 1934.

An independent manager means a person who has not, other than in his or her capacity as a member of the Audit Committee, the Board, or any other Board committee:

(A) Accepted any consulting, advisory, or other compensatory fee from the Company; or

(B) Been an affiliated(1) person of the Company or any subsidiary thereof.

2.                                       National Association of Securities Dealers (“NASD”) Rule 4200 (a)(14)(15), as amended.

An independent manager means a person, other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a manager. The following persons shall not be considered independent:

(A) a manager who is, or during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

(B) a manager who accepts or who has a Family Member(2) who accepts any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (i) compensation for Board service, (ii) payments arising solely from investments in the Company’s securities, (iii) compensation paid to a Family Member who is an employee of the Company or a parent or subsidiary of the Company (but not if such person is an executive officer of the company or any parent or subsidiary of the Company), (iv) benefits under a tax-qualified retirement plan, or (v) non-discretionary compensation (provided, however, that Audit Committee members are subject to heightened requirements under Rule 4350(d));

(1) ”Affiliate” means any person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.  The term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract, or otherwise. A person who owns securities in the Company will not be deemed an “affiliate” unless such person beneficially owns at least 10% of any class of voting securities and is also an officer of the Company.

(2) ”Family Member” means any person who is a relative by blood, marriage or adoption or who has the same residence.

(C) a manager who is a Family Member of an individual who is, or has been in any of the past three years, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

(D) a manager who is a partner in, or a controlling member or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years; or

(E) a manager who is or was a partner or employee of the Company’s Independent Auditor, and worked on the Company’s audit, during the past three years.

APPENDIX B

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the Independent Auditor.  The Audit Committee shall pre-approve all audit services and non-audit services to be provided to the Company by the Independent Auditor.  The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals required by this policy.  The decision of any member to whom authority is delegated under this policy to grant such an activity shall be presented to the Audit Committee at the next scheduled meeting.

Each audit or non-audit service that is approved by the Audit Committee shall be reflected in a written engagement letter or writing indicating the services to be performed and the costs of such services, which shall be signed by either a member of the Audit Committee or by a person authorized by the Audit Committee to sign on behalf of the Company.

If the Audit Committee approves an audit service within the scope of the engagement letter or writing, then such audit service will deemed to have been approved for purposes of this policy.

The Audit Committee will not approve any non-audit service that, individually or in the aggregate, may impair, in the Audit Committee’s opinion, the independence of the Independent Auditor.

A.                   Prohibited Non-Audit Services.

The Independent Auditor may not provide to the Company any of the following non-audit services:

1.                                       Bookkeeping or other services related to the Company’s accounting records or financial statements;

2.                                       Financial information systems design and implementation;

3.                                       Appraisal or evaluation services, fairness opinions, or contribution-in-kind reports;

4.                                       Actuarial services;

5.                                       Internal audit outsourcing services;

6.                                       Management functions or human resources;

7.                                       Broker-dealer, investment advisor, or investment banking services;

8.                                       Legal services and expert services unrelated to the audit; and

9.                                       Any other service that the Public Company Accounting Oversight Board (PCAOB) determines, by regulation, is impermissible.

B.                     Permitted Non-Audit Services.

The Independent Auditor may provide to the Company any non-audit services, including tax services, other than the prohibited non-audit services described above, so long as the Audit Committee has approved such services in accordance with this policy.

C.                                     Audit Services to be Pre-Approved.

1.                                       Audit Services.

i.                                          Financial audits and reviews of the Company and subsidiary.

ii.                                       Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comment letters, consents), and assistance in responding to SEC comment letters.

iii.                                    Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

2.                                       Audit-Related Services.

i.                                          Review of financial statements of businesses considered for acquisition and due diligence services pertaining to potential business acquisitions/dispositions.

ii.                                       Financial statement audits of employee benefit plans.

iii.                                    Attestation services related to the Company’s internal controls.

iv.                                   Assistance in dealing with and responding to the SEC and other domestic regulatory agencies on financial matters.

v.                                      Consultations by the Company’s management as to the accounting or disclosure treatment of potential transactions or events and/or the potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies.

vi.                                   Review of the effectiveness of the internal audit function at the request of the Company or third party.

vii.                                Assistance with implementation of the requirements of SEC rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act.

3.                                       Tax Services.

i.                                          U.S. federal, state and local tax planning and advice regarding the tax consequences of proposed or actual transactions, provided such advice does not constitute an advocacy position.

ii.                                       Assistance with U.S. federal, state and local tax filings (such as preparation of returns and related matters and assistance with audits by taxing authorities).

iii.                                    Review of federal, state and local income, franchise and other tax returns.

iv.                                   Tax advice regarding new, statutory, regulatory or administrative developments.

4.                                       All Other Services.

i.                                          Any service that is non-audit, non-audit related and non-tax, provided the service is not prohibited as a non-audit service referenced above.